UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2009

Victory Energy Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 North Main Street, Suite 360 Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0405

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 31, 2009, Victory Energy Corporation (the “Company”) entered into a Partnership Agreement with James Capital Consulting, LLC (“JCC”) and James Capital Energy, LLC (“JCE” and together with the Company and JCC, the “Partners”), pursuant to which the Partners memorialized their agreement pursuant to which they formed and created a  general partnership under the Texas Revised Partnership Act (the “Partnership”) on January 1, 2008.  The initial purpose of the partnership is to acquire, own and dispose of oil, gas, and other mineral properties including permits, licenses, leases, and all other types of rights of every nature and character in connection therewith and incident thereto, and to explore, develop and operate such properties in accordance with such rights for the production of oil, gas and other minerals and, in connection therewith, to save, store, treat, transport and market oil, gas and other minerals and the products derived therefrom. Pursuant to the terms of the Agreement, the Company will serve as Managing Partner of the Partnership, and as such has full power and authority to transact the business of the Partnership.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: January 4, 2010	By:	/s/ ROBERT MIRANDA
Robert Miranda
Interim Chief Financial Officer

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